UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

SUNSET BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-57576	91-2007330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 478-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Settlement Agreement

On January 14, 2005, Sunset Brands, Inc., a Nevada corporation formerly known as Cascade Sled Dog Adventures, Inc. (the “Company”), entered into a Settlement Agreement, dated as of December 29, 2004 (the “Settlement Agreement”) by and among the Company, Cynthia Langdon, Craig Adams, Rebecca Adams, Linda Langdon and Lauretta Minnick (referred to collectively as the “Shareholders”), Dan Langdon, Sunset Brands California, Inc., a Nevada corporation formerly known as Sunset Brands, Inc. (“Old Sunset “) and Low Carb Creations, Inc., a Washington corporation formerly known as Cascade LCC Merger Sub, Inc. (“LCC”).  The Settlement Agreement is filed herewith as Exhibit 99.1.

The Settlement Agreement relates to the transactions contemplated by an Agreement and Plan of Merger, dated on about August 25, 2004 (the “Merger Agreement”) among the Company, the Shareholders, Dan Langdon, Old Sunset, LCC and Low Carb Creations, Inc., a Washington corporation (“Old LCC”).  Pursuant to the Merger Agreement, the Company acquired ownership of the business of Old LCC by means of a merger of Old LCC with and into LCC (the “Merger”).  The Settlement Agreement represents the mutual agreement of the parties thereto to settle certain issues and controversies among the Shareholders, Old Sunset and the Company with respect to certain matters relating to the transactions contemplated by the Merger Agreement and the business of Old LCC.

Pursuant to the Merger Agreement, the Shareholders originally received the following aggregate consideration: (i) unsecured promissory notes of the Company in an aggregate principal amount of $2,000,000 (the “Notes”), (ii) 7,136,736 shares of the Company’s common stock, 4,757,824 of which were issued to the Shareholders (the “Merger Shares”), 2,146,098 of which were issued to the Shareholders but held in escrow pursuant to the terms of the Merger Agreement (the “Escrow Shares”) and 232,814 shares of which were surrendered to the Company for cancellation by Linda Langdon and Cynthia Langdon, and (iii) an additional cash payment of $1,000,000 payable at such time as cumulative net sales of LCC reached $17,500,000 (the “Deferred Cash Payment”).

In addition, in connection with the Merger, Cynthia Langdon and Linda Langdon each agreed to convert an aggregate of $125,000 of the Notes otherwise due to them into shares of the Company’s Series A Preferred Stock and related warrants of the Company so that the aggregate outstanding balance of the Notes immediately following the Merger was $1,750,000.

Pursuant to the Settlement Agreement:

•                  the Escrow Shares have been cancelled and are no longer considered issued and outstanding shares of the Company; provided, however, that the Company has released an aggregate of 175,000 of the Escrow Shares to Craig Adams, Rebecca Adams and Lauretta Minnick in proportion to their relative ownership percentages of Old LCC immediately prior to completion of the Merger;

•                  the Notes have been cancelled and are of no further force or effect;

•                  the Company’s obligation to pay all or any portion of the Deferred Cash Payment has been terminated and is of no further force and effect;

•                  in the event Dan Langdon and Linda Langdon provide certain transition/integration services, the Board of Directors of the Company will consider, in good faith, the payment of a bonus to Dan Langdon and Linda Langdon for their services in connection with such acquisition; provided that nothing in the Settlement Agreement mandates that any such bonus be approved or paid or that the Company utilize the services of Dan Langdon or Linda Langdon in connection with any such acquisition;

•                  the Company will continue to make or cause LCC to make payments on LCC’s line of credit with Wells Fargo Bank in accordance with its terms and the Company will use its commercially reasonable efforts to repay such line of credit on the following schedule: (i) 25% of the outstanding balance within five (5) business days of the effective date of the Settlement Agreement; (ii) 25% of the outstanding balance on or before February 15, 2005; and (iii) any remainder on or before April 1, 2005; provided that the Company shall not be required to make any repayments in the event it is able to secure the release of any Shareholders who are guarantors of the line of credit.  As of December 31, 2004 the outstanding principal amount of the line of credit was approximately $235,000;

•                  the Company will use commercially reasonable efforts to facilitate the private sale by Cynthia Langdon and Linda Langdon of up to 1,500,000 of the Merger Shares held by them, subject to compliance with applicable federal and state securities laws; and

•                  the Company (or, at the option of the Company, Sunset Holdings International, Ltd (“SHI”)), will purchase 1,000,000 of the Merger Shares (the “Repurchased Shares”) from Cynthia Langdon and Linda Langdon at a purchase price of $0.10 per share.  The Company has determined that the repurchase of the Repurchased Shares is not in its best interest at this time and, accordingly, SHI has agreed to purchase the Repurchased Shares and, in connection therewith, shall grant the Company the right, exercisable over a period of six months following such purchase, to acquire the Repurchased Shares from SHI at SHI’s cost.  SHI is a significant shareholder of the Company and is controlled by Todd Sanders, the President and Chief Executive Officer of the Company.

In addition to the provisions described above, the Settlement Agreement also contains a mutual general release of the Company and Old Sunset, on the one hand, and the Shareholders and Dan Langdon, on the other.

Adoption of 2004 Stock Incentive Plan and Certain Grants Thereunder

In December 2004 the Board of Directors of the Company approved the Sunset Brands, Inc. 2004 Stock Incentive Plan, the form of which is attached hereto as Exhibit 99.2 (the “Incentive Plan”), subject to approval by a majority of the outstanding common stock of the Company.  On or about January 12, 2004, holders of a majority of the outstanding voting stock of the Company adopted and approved the Incentive Plan by written consent.  The Incentive Plan enables the Company to grant stock options, restricted stock awards and performance awards to eligible employees, consultants and other service providers to the Company and its subsidiaries.  The Company has reserved 10,000,000 shares of its Common Stock for issuance pursuant to grants under the Incentive Plan.

In December 2004, the Board of Directors approved the grant of the following stock options under the Incentive Plan subject to stockholder approval of the Incentive Plan.  One twelfth of the options vested on the date of stockholder approval of the Incentive Plan and one-twelfth of the options will vest on March 4, 2005 and on each three month anniversary thereafter until fully vested:

Optionee	Number of Option Shares	Exercise Price

Todd Sanders	500,000	$0.50
Todd Sanders	500,000	$1.00
Steve Radusch	300,000	$0.50
Steve Radusch	300,000	$1.00
Saif Mansour	100,000	$0.50
Saif Mansour	300,000	$1.00

Proposed Changes to Registration Rights and Conversion Prices of Certain Securities

As a condition to the closing of the Company’s acquisition of Old Sunset in October 2004, Old Sunset completed a private placement of 3,637 Units (the “Units” or “Sunset Units”) which Units were converted into securities of the Company upon completion of the acquisition of Old Sunset.  After completion of such acquisition, each Unit consisted of 100 shares of the Company’s Series A Preferred Stock and warrants to purchase an aggregate of 1,000 shares of Company Common Stock at the following exercise prices: (1) 500 shares at an exercise price of $1.08 per share, (2) 250 shares at an exercise price of $1.20 per share, and (4) 250 shares at an exercise price of $1.32 per share.  Series A Preferred Stock is convertible into Common Stock of the Company at an initial conversion rate of 10 shares of Common Stock for each share of Series A Preferred Stock.

In April 2004, LCC entered into a series of transactions pursuant to which it borrowed an aggregate of $290,000 from accredited investors and, in connection therewith issued (i) secured convertible debentures (the “LCC Debentures”) in the aggregate principal amount of $290,000, and (ii) five year warrants (the “LCC Warrants”) to purchase Common Stock of LCC.  Upon completion of the acquisition of LCC in October 2004, the Company assumed the obligations under the LCC Debentures and assumed the LCC Warrants which give the holders the right to purchase an aggregate of 522,000 shares of the Company’s Common Stock at an exercise price of $0.78 per share. The holders of the LCC Debentures may convert all or any part of the outstanding and unpaid principal amount into shares of the Company’s Common Stock at a conversion price of $.90 per share.

As part of the acquisition of Old Sunset, the Company agreed that, on or before December 3, 2004 (the “Target Filing Date” which is 60 days following the closing of the acquisition), the Company would file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) registering the shares of common stock underlying the Series A Preferred stock and related warrants for resale.  In the event the Company fails to file the Registration Statement by the Target Filing Date, purchasers of the Sunset Units will be entitled to receive an amount equal to two percent (2%) of the purchase price such purchaser paid for the Units for each 30-day period following the Target Filing Date until the Registration Statement has been filed with the Commission, which shall be pro rated for such periods less than 30 days.

The Company failed to file the Registration Statement by the Target Filing Date and, accordingly, may be subject to the 2% per month penalty described above (an aggregate of approximately $66,000 per month, payable in cash or Common Stock at the election of the holder of the Units).

The Company has extended an offer to holders of the Units to extend the Target Filing Date to January 24, 2004 in exchange for the following: (i) an increase in the 10 shares of Common Stock for each share of Series A Preferred Stock to a conversion rate of 12.1622 per share (so that an aggregate of approximately 4,422,160 shares of Common Stock would be issued if all shares of Series A Preferred are converted into Common Stock), (ii) a decrease in the warrant exercise prices applicable to the warrants issued as part of the Units so that each Unit would now include warrants to purchase (1) 500 shares of Common Stock at $.89 per share (as opposed to $1.08), (2) 250 shares of Common Stock at $.98 per share (as opposed to $1.20), and (3) 250 shares of Common Stock at $1.09 per share (as opposed to $1.32). The Company is currently unable to anticipate the number of Unit holders that will agree to the foregoing extension offer.  Accordingly, the Company may be obligated to pay penalties of approximately $66,000 for each thirty days following December 4, 2004 that the Registration Statement remains unfiled.

In addition, the Company has agreed to make certain corresponding reductions in the conversion price and exercise price applicable to the LCC Debentures and LCC Warrants, respectively.  In particular, the exercise price of the LCC Warrants will be reduced to $0.64 per share (from $0.78 per share) and the conversion price applicable to the LCC Debentures will be reduced to $0.74 per share (from $0.90 per share).

Item 1.02               Termination of Material Definitive Agreement.

A description of the terms of a Settlement Agreement and certain transactions contemplated thereby is contained in Item 1.01 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 2.01               Completion of Acquisition or Disposition of Assets

A description of the terms of the Settlement Agreement and the transactions contemplated thereby is contained in Item 1.01 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 3.02               Unregistered Sales of Equity Securities

Cancellation of Shares.  In connection with the transactions contemplated by the Settlement Agreement, the Company has cancelled certain of its shares of common stock as well as the Notes due and payable to the Shareholders, all of which is described in Item 1.01 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Issuances of Securities.

On October 5, 2004, SHI exercised in full a warrant issued to SHI to purchase up to 1,136,364 shares of the Company’s common stock, at an exercise price of $1.32 per share.  SHI exercised the warrant pursuant to the cashless exercise provisions contained in the warrant.  In connection therewith, the Board of Directors of the Company authorized the issuance of 657,131 shares of its common stock to SHI in connection with the exercise in full of its warrant.  The issuance was in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act.

In addition, in January 2005 the Company issued 100,000 shares of Common Stock to each of the Company’s two non-employee directors, Robert Ives and Robert Moore.  25,000 of such shares vested on the grant date with the remaining 75,000 shares vesting equally over the last day of the eight calendar quarters following the grant date with the first such vesting date being March 31, 2005.  All vesting of such restricted shares terminates upon termination of service as a director of the Corporation (regardless of reason).

In December 2005, the Company issued 250,000 shares to Peter Kovacs under the 2004 Stock Incentive Plan in exchange for consulting services.  One third of such shares vested on the grant date with the remaining shares vesting equally on the six month and one year anniversaries of the grant date.

See Item 1.01 for a description of certain options granted to officers and other key employees of the Company under the Company’s 2004 Stock Incentive Plan.

Each of the issuances described above was made in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

Outstanding Shares.  As of the date of this filing (and after giving effect to the cancellation and issuances described above), the Company had 16,375,042 issued and outstanding shares of its Common Stock and 363,700 issued and outstanding shares of its Series A Preferred Stock.

Item 3.03               Material Modifications to Rights of Security Holders.

See Item 1.01 above for a description of certain proposed modifications to certain investor registration rights and related reductions in the exercise prices applicable to certain outstanding warrants.

(c)           Exhibits

Exhibit No.	Description

99.1	Settlement Agreement, dated as of December 29, 2004, by and among the former shareholders of Low Carb Creations, Inc., the Company, Sunset Brands California, Inc. and Low Carb Creations, Inc.

99.2	Sunset Brands, Inc. 2004 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSET BRANDS, INC.
(formerly known as Cascade Sled Dog Adventures, Inc.)

Date: January 18, 2005	By:	/s/Todd Sanders
Todd Sanders, CEO and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Settlement Agreement, dated as of December 29, 2004, by and among the former shareholders of Low Carb Creations, Inc., the Company, Sunset Brands California, Inc. and Low Carb Creations, Inc.

99.2	Sunset Brands, Inc. 2004 Stock Incentive Plan